Exhibit 99.2

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

The following unaudited pro forma condensed consolidated combined statement of operations and accompanying notes reflect the pro forma effects of the following transactions.

1.

On July 1, 2022, Oasis Petroleum Inc. (“Oasis”) completed the transactions contemplated by the Agreement and Plan of Merger, dated as of March 7, 2022, by and among Oasis, Whiting Petroleum Corporation (“Whiting”), Ohm Merger Sub Inc., and New Ohm LLC (the “Merger Agreement”). Pursuant to the terms of the Merger Agreement, among other things, Oasis and Whiting completed a “merger of equals” transaction (the “Merger”). Pursuant to the Merger Agreement, each share of common stock, par value $0.001 per share of Whiting issued and outstanding as of the Company Merger Effective Time (as defined in the Merger Agreement) received $6.25 in cash, without interest and 0.5774 shares of Chord (defined herein) common stock, par value $0.01 per share (“Chord common stock”). Also in connection with the Merger, Oasis declared and paid a special dividend of $15.00 per share of common stock to holders of record as of June 29, 2022 (the “Special Dividend”). Upon completion of the transactions contemplated by the Merger Agreement, Oasis changed its name to Chord Energy Corporation (“Chord” or the “Company”). Accordingly, references herein to Oasis and Whiting refer to activities and balances prior to the completion of the transactions contemplated by the Merger Agreement, while references herein to Chord refer to activities and balances as of and subsequent to the transactions contemplated by the Merger Agreement, unless otherwise specified.

The transactions contemplated by the Merger Agreement were accounted for under the acquisition method of accounting in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 805, Business Combinations (“ASC 805”). Oasis was treated as the acquirer of Whiting for accounting purposes.

2.

On February 1, 2022, Oasis Midstream Partners LP (“OMP”) and OMP GP LLC, OMP’s general partner (“OMP GP”) completed their merger with Crestwood Equity Partners LP (“Crestwood”) and Crestwood Equity GP LLC (“Crestwood GP”) pursuant to the terms of the Agreement and Plan of Merger (the “OMP Merger Agreement”). In accordance with the OMP Merger Agreement, the Company agreed to merge OMP into a subsidiary of Crestwood and exchange all of its OMP common units and all of the limited liability interests of OMP GP for $160.0 million in cash and 20,985,668 common units of Crestwood, representing approximately 21% of Crestwood’s issued and outstanding common units as of February 1, 2022. In addition, the Company and Crestwood executed a director nomination agreement pursuant to which the Company appointed two directors to the Board of Directors of Crestwood.

The Company elected to account for its investment in Crestwood using the fair value option under FASB ASC 825-10, Financial Instruments (“ASC 825-10”). Under the fair value option, the Company measures the carrying amount of its investment in Crestwood at fair value each reporting period, with changes in fair value and distributions received recorded through profit or loss on the consolidated statement of operations.

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 was prepared as if the Merger and the OMP Merger had occurred on January 1, 2022. In addition, the OMP Merger represented a strategic shift for the Company and qualified as a discontinued operation in accordance with FASB ASC 205-20, Presentation of financial statements – Discontinued Operations (“ASC 205-20”). Accordingly, the results of operations of OMP for the period prior to closing on February 1, 2022 were classified as discontinued operations in the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022. In accordance with Article 11 of Regulation S-X (“Article 11”), the unaudited pro forma condensed consolidated combined statement of operations is presented through income from continuing operations; accordingly, the transaction accounting adjustments presented herein do not include the discontinued operations of OMP nor the effects of the gain on sale within the pro forma unaudited condensed consolidated combined statement of operations.

The unaudited pro forma condensed consolidated combined statement of operations has been derived from the historical consolidated financial statements of the Company and Whiting. As the Merger was consummated on July 1, 2022, the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022 includes the results of legacy Oasis for the period from January 1, 2022 through June 30, 2022 and the consolidated results of Chord for the period from July 1, 2022 through December 31, 2022. The unaudited pro forma condensed consolidated combined balance sheet and supplemental pro forma disclosures about oil and gas producing activities as of December 31, 2022, are not presented, as the Merger and OMP Merger had been completed as of that date. Accordingly, the Merger and OMP Merger are reflected in the consolidated balance sheet and the supplemental disclosures about oil and gas producing activities as of December 31, 2022, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.

The unaudited pro forma condensed consolidated combined statement of operations and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by the Company’s management; accordingly, actual results could differ materially from the pro forma information. Significant estimates and assumptions include the preliminary purchase price allocation. Management believes that the assumptions used to prepare the unaudited pro forma condensed consolidated combined statement of operations and accompanying notes provide a reasonable and supportable basis for presenting the significant estimated effects of the above transactions. The following unaudited pro forma condensed consolidated combined statement of operations does not purport to represent what the Company’s results of operations would have been if the above transactions had occurred on January 1, 2022. The unaudited pro forma condensed consolidated combined statement of operations should be read together with (i) Whiting’s unaudited historical condensed consolidated financial statements and related notes, filed as Exhibit 99.1 to the Current Report on Form 8-K/A filed with the SEC on May 8, 2023, and (ii) the Company’s audited historical consolidated financial statements and related notes included in its Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.

The unaudited pro forma condensed consolidated combined statement of operations has been prepared in accordance with Article 11 as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses,” using assumptions set forth in the notes herein. Article 11 permits presentation of reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management Adjustments”). The Company has elected not to present Management Adjustments and has only presented Transaction Accounting Adjustments (as defined in Article 11) in the accompanying unaudited pro forma condensed consolidated combined statement of operations.

Chord Energy Corporation

Pro Forma Condensed Consolidated Combined Statement of Operations (Unaudited)

Year Ended December 31, 2022

(In thousands, except per share data)

		OMP Merger Transaction Accounting Adjustments			Whiting Transaction Accounting Adjustments
	As Reported	OMP Merger – Note 2		Whiting As Adjusted – Note 3	Company Merger – Note 4		Pro Forma Combined Chord
Revenues
Oil, NGL and gas revenues	$2,976,296	$—		$1,102,840	$—		$4,079,136
Purchased oil and gas sales	670,174	—		10,072	—		680,246
Other services revenues	324	—		—	—		324

Total revenues	3,646,794	—		1,112,912	—		4,759,706
Operating expenses
Lease operating expenses	443,373	—		150,037	—		593,410
Gathering, processing and transportation expenses	141,644	—		15,182	—		156,826
Purchased oil and gas expenses	671,935	—		8,504	—		680,439
Production taxes	229,571	—		80,555	—		310,126
Depreciation, depletion and amortization	369,659	—		97,471	41,185	(a)	508,315
Exploration and impairment	2,204	—		2,831	—		5,035
General and administrative expenses	209,299	—		35,763	8,551	(b)	253,613
Other services expenses	187	—		—	—		187

Total operating expenses	2,067,872	—		390,343	49,736		2,507,951
Gain on sale of assets, net	4,867	—		1,910	—		6,777

Operating income (loss)	1,583,789	—		724,479	(49,736)		2,258,532

Other income (expense)					—
Net loss on derivative instruments	(208,128)	—		(545,269)	—		(753,397)
Net gain from investment in unconsolidated affiliate	34,366	1,900	(a)	—	—		36,266
Bargain purchase gain	—	—		66,500	—		66,500
Interest expense, net of capitalized interest	(29,349)	—		(5,802)	7,255	(c)	(27,896)
Other income (expense)	2,901	—		(1,072)	—		1,829

Total other income (expense), net	(200,210)	1,900		(485,643)	7,255		(676,698)

Income (loss) from continuing operations	1,383,579	1,900)		238,836	(42,481)		1,581,834
Income tax (expense) benefit	46,884	(448	) (b)	(14,155)	10,026	(d)	42,307

Net income (loss) from continuing operations	$1,430,463	$1,452		$224,681	$(32,455)		$1,624,141

Earnings from continuing operations per share:
Basic	$46.90			$5.73			$38.79 (e)
Diluted	$44.35			$5.58			$37.14 (e)
Weighted average shares outstanding:
Basic	30,497			39,227			41,875
Diluted	32,251			40,283			43,734

The accompanying notes are an integral part of this unaudited pro forma condensed consolidated combined statement of operations.

Notes to Unaudited Pro Forma Condensed Consolidated Combined Statement of Operations

1. Basis of Presentation

The unaudited pro forma condensed consolidated combined statement of operations has been prepared in accordance with Article 11 using assumptions set forth in the notes herein. The Company has elected not to present Management Adjustments and has only presented Transaction Accounting Adjustments in the unaudited pro forma condensed consolidated combined statement of operations.

On July 1, 2022, the Merger was completed, and the Company issued 22,671,871 shares of common stock and paid $245.4 million of cash to Whiting stockholders. Under the terms of the Merger Agreement, each holder of common stock, par value of $0.001 per share, of Whiting received 0.5774 shares of common stock, par value $0.01 per share, of the Company and $6.25 in cash in exchange for each share of Whiting common stock owned. Also in connection with the Merger, on June 16, 2022, the Board of Directors of Oasis declared the Special Dividend that was paid on July 8, 2022 to stockholders of record as of June 29, 2022. The Merger was accounted for under the acquisition method of accounting in accordance with ASC 805, with Oasis treated as the accounting acquirer. Under ASC 805, the assets and liabilities of Whiting have been recorded at their respective fair values as of the acquisition date of July 1, 2022. As provided under ASC 805, the purchase price allocation may be subject to change for up to one year after July 1, 2022. Accordingly, the pro forma adjustments are preliminary, have been made solely for the purpose of providing pro forma financial information and are subject to revision based on a final determination of fair value as of the closing date of the Merger. Differences between these preliminary estimates and the final allocation of the consideration to be paid may have a material impact on the accompanying unaudited pro forma condensed consolidated combined statement of operations.

On February 1, 2022, OMP and OMP GP completed the OMP Merger with Crestwood. At the closing of the OMP Merger, the Company sold to Crestwood its entire ownership of OMP common units and all of the limited liability company interests of OMP GP in exchange for $160.0 million in cash and 20,985,668 common units of Crestwood, representing approximately 21% of Crestwood’s issued and outstanding common units as of February 1, 2022. In addition, the Company appointed two directors to the Board of Directors of Crestwood GP in connection with the execution of a director nomination agreement at the closing of the OMP Merger.

At closing on February 1, 2022, the Company accounted for the derecognition of OMP from its consolidated financial statements in accordance with FASB ASC 810-10, Consolidation, and derecognized the assets, liabilities and equity of OMP, including non-controlling interests. Upon deconsolidation, the Company recognized a gain that was recorded to income from discontinued operations, net of income tax. In accordance with Article 11, the unaudited pro forma condensed consolidated combined statement of operations is presented through income from continuing operations; accordingly, the Transaction Accounting Adjustments presented herein do not include the discontinued operations of OMP nor the effects of the gain on sale within the pro forma unaudited condensed consolidated combined statement of operations.

The Company elected the fair value option under ASC 825-10 to account for its investment in Crestwood. In accordance with ASC 825-10, the Company measures the carrying amount of its investment in Crestwood at fair value each reporting period with changes in fair value and distributions received from Crestwood recorded to income from investment in unconsolidated affiliate on the consolidated statement of operations.

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 was prepared as if the Merger and the OMP Merger had occurred on January 1, 2022. In addition, the OMP Merger represented a strategic shift for the Company and qualified as a discontinued operation in accordance with ASC 205-20. Accordingly, the results of operations of OMP were classified as discontinued operations in the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022. In accordance with Article 11, as the discontinued operation was included in the historical income statement, the unaudited pro forma condensed consolidated combined statement of operations is presented through income from continuing operations.

The unaudited pro forma condensed consolidated combined statement of operations has been derived from the historical consolidated financial statements of the Company and Whiting. As the Merger was consummated on July 1, 2022, the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022 includes the results of legacy Oasis for the period from January 1, 2022 through June 30, 2022 and the consolidated results of Chord for the period from July 1, 2022 through December 31, 2022. The unaudited pro forma condensed consolidated combined balance sheet and supplemental pro forma disclosures about oil and gas producing activities as of December 31, 2022, are not presented, as the Merger and OMP Merger had been completed as of that date. Accordingly, the Merger and OMP Merger are reflected in the consolidated balance sheet and the supplemental disclosures about oil and gas producing activities as of December 31, 2022, included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, filed with the SEC on February 28, 2023.

The unaudited pro forma condensed consolidated combined statement of operations and underlying pro forma adjustments are based upon currently available information and include certain estimates and assumptions made by management; accordingly, actual results could differ materially from the pro forma information. Management believes the assumptions provide a reasonable and supportable basis for presenting the estimated significant effects of the transactions described above. The unaudited pro forma condensed consolidated combined statement of operations is provided for illustrative purposes only and may or may not provide an indication of results in the future.

2. OMP Merger Pro Forma Adjustments

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 reflects the following adjustments:

(a)

Represents the unrealized gain for the change in fair value of the Company’s investment in Crestwood of $1.9 million for the period from December 31, 2021 to closing on February 1, 2022, which is not included in the Company’s historical audited consolidated statement of operations for the year ended December 31, 2022.

(b)	Represents the income tax impact from the OMP Merger based on a blended federal and state statutory tax rate of 23.6% for the year ended December 31, 2022.

3. Company Merger Reclassification Adjustments

Certain reclassifications have been made in the historical presentation of Whiting’s statement of operations for the six months ended June 30, 2022 to conform to the Company’s historical presentation.

		Six Months Ended June 30, 2022 (In thousands)
Whiting Caption	Chord Caption	Whiting Historical	Reclassification Adjustments	Ref.	Whiting As Adjusted
Operating revenues
Oil, NGL and natural gas sales	Oil, NGL and gas revenues	$1,102,840	$—		$1,102,840
Purchased gas sales	Purchased oil and gas sales	10,072	—		10,072

Total operating revenues		1,112,912	—		1,112,912

Operating expenses
Lease operating expenses	Lease operating expenses	150,028	9	(i)(ii) (iii)	150,037
Transportation, gathering, compression and other	Gathering, processing and transportation expenses	14,681	501	(i)(iv)	15,182
Purchased gas expense	Purchased oil and gas expenses	8,504	—		8,504
Production and ad valorem taxes	Production taxes	80,527	28	(iii)(iv)	80,555
Depreciation, depletion and amortization	Depreciation, depletion and amortization	97,374	97	(v)	97,471
Exploration and impairment	Exploration and impairment	4,385	(1,554)	(v)(vi)	2,831
General and administrative	General and administrative expenses	36,301	(538)	(ii)	35,763
Derivative loss, net		545,269	(545,269)	(vii)	—
Gain on sale of properties		(1,910)	1,910	(viii)	—

Total operating expenses		935,159	(544,816)		390,343
	Gain on sale of assets, net	—	1,910	(viii)	1,910

Income from operations	Operating income	177,753	546,726		724,479

Other income (expense)
	Net loss on derivative instruments	—	(545,269)	(vii)	(545,269)
Bargain purchase gain	Bargain purchase gain	66,500	—		66,500
Interest expense	Interest expense, net of capitalized interest	(5,802)	—		(5,802)
Interest income and other	Other income (expense)	385	(1,457)	(vi)	(1,072)

Total other income (expense)	Total other income (expense), net	61,083	(546,726)		(485,643)

Income before income taxes	Income from continuing operations	238,836	—		238,836
Income tax expense	Income tax (expense)	14,155	—		(14,155)

Net income	Net income from continuing operations	$224,681	$—		$224,681

(i)

Represents the reclassification of lease operating expenses on Whiting’s historical income statement into “Gathering, processing and transportation expenses” to conform to the Company’s income statement presentation.

(ii)

Represents the reclassification of inventory yard expenses contained within “General and administrative” on Whiting’s historical income statement into “Lease operating expenses” to conform to the Company’s income statement presentation.

(iii)

Represents the reclassification of ad valorem taxes contained within “Production and ad valorem taxes” on Whiting’s historical income statement into “Lease operating expenses” to conform to the Company’s income statement presentation.

(iv)

Represents the reclassification of property taxes associated with midstream assets contained within “Production and ad valorem taxes” on Whiting’s historical income statement into “Gathering, processing and transportation expenses” to conform to the Company’s income statement presentation.

(v)

Represents the reclassification of losses on plug and abandonment contained within “Exploration and impairment” on Whiting’s historical income statement into “Depreciation, depletion and amortization” to conform to the Company’s income statement presentation.

(vi)

Represents the reclassification of losses on inventory disposals contained within “Exploration and impairment” on Whiting’s historical income statement into “Other income (expense)” to conform to the Company’s income statement presentation.

(vii)

Represents the reclassification of “Derivative loss, net” presented within “Operating expenses” on Whiting’s historical income statement into “Net loss on derivative instruments” within “Other income (expense)” to conform to the Company’s income statement presentation.

(viii)

Represents the reclassification of gain on sale of properties presented within “Operating expenses” on Whiting’s historical income statement into “Gain on sale of assets, net” to conform to the Company’s income statement presentation.

4. Company Merger Preliminary Acquisition Accounting and Pro forma Adjustments

The unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 reflects the following adjustments:

(a)

Represents the incremental depreciation, depletion and amortization and accretion expense related to the assets acquired in the Merger, which is based on the preliminary purchase price allocation. Depletion was calculated using the unit-of-production method under the successful efforts method of accounting. The depletion expense was adjusted for (i) the increase in production volumes attributable to the acquired oil and gas properties and (ii) the revision to the depletion rate reflecting the acquisition costs and the reserve volumes attributable to the acquired oil and gas properties. The pro forma depletion rate attributable to the Merger was $8.63 per barrel of oil equivalent. This adjustment also includes a decrease in accretion expense attributable to asset retirement obligations of $1.4 million due to the Company’s lower credit-adjusted risk-free rate relative to Whiting and lower estimated costs to plug and abandon at the Company relative to Whiting.

(b)

Represents $8.6 million of incremental equity-based compensation costs recorded to general and administrative expenses associated with the modification and replacement of certain legacy Whiting stock-based compensation awards in connection with the closing of the Merger.

(c)

Represents the net decrease to interest expense resulting from: (i) the extinguishment of legacy Whiting’s revolving credit facility and the amortization of related debt issuance costs, (ii) reduction of interest expense related to capitalized interest to align to the Company’s accounting policy; offset by the incremental interest for (iii) the commitment fee on Chord’s revolving credit facility and (iv) amortization of debt issuance costs on the Company’s revolving credit facility as follows:

Year Ended
December 31,
2022
(In thousands)
Extinguishment of legacy Whiting’s revolving credit facility and the amortization of related debt issuance costs	$5,496
Reduction of interest expense related to capitalized interest to align with Chord’s accounting policy	3,620
Commitment fee on Chord’s revolving credit facility	(1,500)
Amortization of debt issuance costs on Chord’s revolving credit facility	(361)

Transaction Accounting Adjustments to interest expense, net	$7,255

(d)	Represents the income tax impact of the pro forma adjustments from the Merger based on a blended federal and state statutory tax rate of 23.6% for the year ended December 31, 2022.

(e)

The table below represents the calculation of the weighted average shares outstanding and earnings per share included in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022. As the Merger is being reflected in the unaudited pro forma condensed consolidated combined statement of operations for the year ended December 31, 2022 as if it had occurred on January 1, 2022, the calculation of weighted average shares outstanding for basic and diluted earnings per share assumes that the shares issuable relating to the Merger have been outstanding for the entire year.

Year Ended
December 31,
2022
(In thousands,
except per share
data)
Pro forma net income from continuing operations	$1,624,141

Basic shares:
Chord historical weighted average shares outstanding	30,497
Chord shares converted from legacy Whiting shares as part of consideration transferred	11,336
Chord shares issued attributable to accelerated vesting of certain legacy Whiting stock-based compensation awards	9
Chord shares issued attributable to accelerated vesting of Chord stock-based compensation awards	33

Pro forma weighted average common shares outstanding, basic	41,875

Diluted shares:
Pro forma weighted average shares outstanding, basic	41,875
Dilutive effect of shares convertible from Chord historical unvested stock-based compensation awards	1,134
Dilutive effect of shares convertible from Chord in-the-money warrants	620
Dilutive effect of Chord shares convertible from unvested legacy Whiting stock-based compensation awards	105

Pro forma weighted average common shares outstanding, diluted	43,734

Earnings attributable to Chord per share, basic	$38.79
Earnings attributable to Chord per share, diluted	$37.14
Anti-dilutive weighted average common shares:
Potential common shares	7,079